EXHIBIT H (xxi)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX 78288

Gentlemen:

Pursuant to paragraph 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Administrator), please be advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the Institutional Share Classes at the new fees stated below:

Aggressive Growth Fund - Institutional Shares	0.10%
Emerging Markets Fund - Institutional Shares	0.10%
Growth Fund - Institutional Shares	0.10%
High-Yield Opportunities Fund - Institutional Shares	0.10%
Income Fund - Institutional Shares	0.10%
Income Stock Fund - Institutional Shares	0.10%
Intermediate-Term Bond Fund - Institutional Shares	0.10%
International Fund - Institutional Shares	0.10%
Precious Metals and Minerals Fund - Institutional Shares	0.10%
Real Return Fund – Institutional Shares	0.10%
Short-Term Bond Fund - Institutional Shares	0.10%
Small Cap Stock Fund - Institutional Shares	0.10%
Value Fund - Institutional Shares	0.10%

In addition, revised Exhibit A to the Administration and Servicing Agreement reflecting the fees for services charged to the Funds, including the Institutional Shares, is attached hereto as Exhibit A, and is hereby approved.

Please state below whether you are willing to render such services at the fees stated above.

                                                                       USAA MUTUAL FUNDS TRUST

Attest:  /S/ CHRISTOPHER P. LAIA                                                                                           By:   /S/ CHRISTOPHER W. CLAUS
              Christopher P. Laia                                                                                                                                         Christopher W. Claus
              Secretary                                                                                                                                                    President

Date: As of September 1, 2011

We are willing to render services to the Institutional Share Class at the fees stated above.  In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

                                                                   USAA INVESTMENT MANAGEMENT
                                                                    COMPANY

Attest:  /S/ CHRISTOPHER P. LAIA                                                                                              By:  /S/ BROOKS ENGLEHARDT
              Christopher P. Laia                                                                                                                                       Brooks Englehardt
              Secretary                                                                                                                                                  Vice President

Date: As of September 1, 2011

Exhibit A- Listing of Funds and Fees

Aggressive Growth Fund	0.25%
Aggressive Growth Fund - Institutional Shares	0.10%
Balanced Strategy Fund	0.15%
Capital Growth Fund	0.15%
California Bond Fund	0.15%
California Bond Fund – Adviser Shares	0.15%
California Money Market Fund	0.10%
Cornerstone Strategy Fund	0.15%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Emerging Markets Fund – Adviser Shares	0.15%
Extended Market Index Fund	0.38%*
First Start Growth Fund	0.15%
Florida Tax-Free Income Fund	0.15%
Florida Tax-Free Money Market Fund	0.10%
Global Opportunities Fund	0.05%
GNMA Trust	0.15%
GNMA Trust – Adviser Shares	0.15%
Growth & Income Fund	0.15%
Growth & Income Fund – Advisers Shares	0.15%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund - Institutional Shares	0.10%
High-Yield Opportunities Fund	0.15%
High-Yield Opportunities Fund – Institutional Shares	0.10%
High-Yield Opportunities Fund – Advisers Shares	0.15%
Income Stock Fund	0.15%
Income Stock Fund - Institutional Shares	0.10%
Income Fund	0.15%
Income Fund - Institutional Shares	0.10%
Income Fund – Adviser Shares	0.15%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund - Institutional Shares	0.10%

Intermediate-Term Bond Fund – Adviser Shares	0.15%
International Fund	0.15%
International Fund – Institutional Shares	0.10%
International Fund – Adviser Shares	0.15%
Managed Allocation Fund	0.15%
Money Market Fund	0.05%
Nasdaq-100 Index Fund	0.35%
New York Bond Fund	0.15%
New York Bond Fund – Adviser Shares	0.15%
New York Money Market Fund	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
Precious Metals and Minerals Fund – Adviser Shares	0.15%
Real Return Fund	0.15%
Real Return Fund – Institutional Shares	0.10%
S&P 500 Index Fund – Members Shares	0.06%
S&P 500 Index Fund – Reward Shares	0.06%
Science & Technology Fund	0.15%
Science & Technology Fund – Adviser Shares	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Small Cap Stock Fund – Adviser Shares	0.15%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Intermediate-Term Fund – Adviser Shares	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Long-Term Fund– Adviser Shares	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Tax Exempt Short-Term Fund – Adviser Shares	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Ultra-Short Term Bond Fund	0.15%
Value Fund	0.15%
Value Fund – Institutional Shares	0.10%
Value Fund – Adviser Shares	0.15%
Virginia Bond Fund	0.15%
Virginia Bond Fund – Adviser Shares	0.15%

Virginia Money Market Fund	0.10%
World Growth Fund	0.15%
World Growth Fund – Adviser Shares	0.15%

*The fee is computed and paid monthly, at an annual rate equal to 0.38%, up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

(a) The Trust shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

(b) The “average net assets” of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

EXHIBIT H (xxii)

USAA Transfer Agency Company
9800 Fredericksburg Road
San Antonio, TX 78288

Gentlemen:

Pursuant to paragraph 1(b) of the Transfer Agency Agreement dated as of November 13, 2002, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Transfer Agency Company (the Transfer Agent), please be advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the Institutional Share Classes at the new fees set forth below:

Aggressive Growth Fund - Institutional Shares – 0.10%
Emerging Markets Fund - Institutional Shares – 0.10%
Growth Fund - Institutional Shares – 0.10%
High-Yield Opportunities Fund - Institutional Shares – 0.10%
Income Fund - Institutional Shares – 0.10%
Income Stock Fund - Institutional Shares – 0.10%
Intermediate-Term Bond Fund - Institutional Shares – 0.10%
International Fund - Institutional Shares – 0.10%
Precious Metals and Minerals Fund - Institutional Shares – 0.10% Real Return Fund – Institutional Shares – 0.10%
Short-Term Bond Fund - Institutional Shares – 0.10%
Small Cap Stock Fund - Institutional Shares – 0.10%
Value Fund - Institutional Shares – 0.10%

Please be further advised that the Trust desires to retain the Transfer Agent to render Transfer Agency services under the Transfer Agency Agreement to the Institutional Shares in accordance with the updated fee schedule attached hereto as Exhibit A.

Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                                  USAA MUTUAL FUNDS TRUST

Attest:                                                                                                                          By:
Christopher P. Laia                                                                                                                             Christopher W. Claus
Secretary                                                                                                                                        President

Date: As of September 1, 2011

We are willing to render services to the Institutional Share Classes at the fees stated above.  In addition, we approve Exhibit A hereto.

                                                USAA INVESTMENT  MANAGEMENT                                                                                                                 COMPANY
                                                                                                                     COMPANY

Attest:   /S/ CHRISTOPHER P. LAIA                                                                                              By:  /S/ KEVIN CRAFT
               Christopher P. Laia                                                                                                                       Kevin Craft
               Secretary                                                                                                                                 Vice President

Date: As of September 1, 2011

Exhibit A

USAA Transfer Agency Company
Fee Information for Services as
Plan, Transfer, and Dividend Disbursing Agent

USAA MUTUAL FUNDS TRUST
(formerly known as USAA State Tax-Free Trust)

TRANSFER AGENCY FEES - The annual fee includes the processing of all transactions and correspondence. The fees are calculated on average daily net assets at the rates noted below and are accrued daily and paid monthly.

Aggressive Growth Fund - Institutional Shares	0.10%
Emerging Markets Fund - Institutional Shares	0.10%
Growth Fund - Institutional Shares	0.10%
High-Yield Opportunities Fund - Institutional Shares	0.10%
Income Fund - Institutional Shares	0.10%
Income Stock Fund - Institutional Shares	0.10%
Intermediate-Term Bond Fund - Institutional Shares	0.10%
International Fund - Institutional Shares	0.10%
Precious Metals and Minerals Fund - Institutional Shares	0.10%
Real Return Fund – Institutional Shares	0.10%
Short-Term Bond Fund - Institutional Shares	0.10%
Small Cap Stock Fund - Institutional Shares	0.10%
Value Fund - Institutional Shares	0.10%

USAA MUTUAL FUNDS TRUST                                                                    USAA TRANSFER AGENCY COMPANY

By:   /S/CHRISTOPHER W. CLAUS                                                                   By:  /S/ KEVIN CRAFT
Christopher W. Claus                                                                                        Kevin Craft
President                                                                                                              Vice President

Date: As of September 1, 2011                                                                                  Date: As of September 1, 2011